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                                                                     EXHIBIT 4.4

                                    FORM OF
                         OPTION CANCELLATION AGREEMENT


                 THIS OPTION CANCELLATION AGREEMENT (this "Agreement") is made as of ___________, 1996 by and between Masland Corporation ("Masland") and the optionee (the "Optionee") whose name is set forth on the signature page hereto.

                 WHEREAS, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated May 23, 1996 by and among Masland, Lear Corporation ("Lear"), and PA Acquisition Corp.("PA"), Lear and PA have agreed to purchase all of the shares of Masland's Common Stock, par value $.01 per share (the "Shares") at a price of $26.00 per share in cash (as such price may be increased pursuant to the Merger Agreement (the "Offer Price")); and

                 WHEREAS, in connection with the transactions contemplated under the Merger Agreement, the Optionee desires to cancel the Optionee's rights under options ("Options") granted pursuant to the Masland Holdings, Inc. 1991 Stock Purchase and Option Plan (the "1991 Plan") to purchase the number of Shares set forth on the signature page hereto under the caption "Number of Option Shares to be Cancelled" (the "Cancelled Option Shares"); and

                 WHEREAS, in connection with such cancellations, Masland shall pay to the Optionee an amount equal to the number of Cancelled Option Shares under each Option multiplied by the excess of (a) the Offer Price over (b) the exercise price under the Option (the "Cancellation Payment").

                 NOW, THEREFORE, the parties agree as follows:

                 1. Cancellation. The Optionee hereby agrees to cancel and surrender all of the Optionee's rights under each Option solely to the extent of the Cancelled Option Shares effective on the date of the consummation of the Merger, and Masland hereby agrees to pay to the Optionee on the date of the consummation of the Merger, or as soon as practicable thereafter, the Cancellation Payment. Notwithstanding the foregoing, Masland shall be entitled to withhold from the Optionee's Cancellation Payment the amount of any withholding or other tax due in connection with such cancellation. In the event that the Merger is not consummated, neither Masland nor the Optionee shall have any rights, obligations or remedies under this Agreement.

                 2. Optionee's Representation and Warranties. As a material inducement to Masland to enter into this Agreement and make the Cancellation Payment, the Optionee hereby represents and warrants to the Company that: (a) other than pursuant to Options and options granted under the Masland Corporation 1993 Stock Option Incentive Plan, the

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Optionee has no right, title or interest in any stock or securities convertible or exchangeable for any shares of Masland's capital stock and the Optionee does not have any right, title or interest in any rights or options to subscribe for or to purchase Masland's capital stock or any stock or securities convertible into or exchangeable for Masland's capital stock; (b) to the best of the knowledge of the Optionee, all of the Options are duly authorized and validly issued; and (c) the Optionee has good, marketable and unencumbered title to the Options, free and clear of all pledges, security interests, liens, claims, encumbrances, agreements, rights of first refusal, and options of any kind whatsoever.

                 (b) Authorization; No Breach. This Agreement has been duly executed and delivered by the Optionee. This Agreement constitutes a valid and binding obligation of the Optionee, enforceable in accordance with its terms. The execution and delivery by the Optionee of this Agreement and compliance with the terms hereof by the Optionee, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, any law, statute, rule or regulation to which the Optionee is subject, or any agreement, instrument, order, judgment or decree to which the Optionee is a party or by which it is bound.

                 3. Indemnification. The Optionee shall indemnify, defend and hold harmless from and against any and all claims, losses, liabilities, costs, expenses, obligations and damages incurred or paid by Masland that would not have been sustained, incurred or paid if all of the representations and warranties set forth in Section 2 hereof had been true and correct.

                 4. Release. Each of Masland and the Optionee does hereby forever release, discharge and acquit the other party from all claims, demands, obligations and liabilities, whensoever arising out of, connected with or relating to the Cancelled Option Shares and the cancellation thereof (except pursuant to Section 3 hereof).

                 5.       General Provisions.

                 (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.





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                 (c)      Counterparts.  This Agreement may be executed in
separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                 (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, Masland and their respective successors and assigns; provided that the rights and obligations of the Optionee under this Agreement shall not be assignable without the prior written consent of Masland.

                 (e) Choice of Law. The corporate law of Delaware will govern all questions concerning the relative rights of Masland and the Optionee. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Michigan.

                 (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                 (g) Amendment and Waiver. The provisions of this Agreement may be amended and/or waived only with the written consent of Masland.

                 (h) Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

                            [signature page follows]





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            IN WITNESS WHEREOF, the parties hereto have executed this Option
Cancellation Agreement on the date first written above.


                                    MASLAND CORPORATION

                                    By:      _________________________________

                                    Its:     _________________________________


                                    OPTIONEE:


                                    __________________________________________
                                    [Optionee]




With respect to options granted under the 1991 Plan and held by the Optionee, the grant date, exercise price and number of Shares subject to the option, and the number of Shares elected to be cancelled:


                                                      Number of Option              Number of Option
       Grant Date          Exercise Price              Shares Granted            Shares to be Cancelled
       ----------          --------------            ------------------          ----------------------
       _________           ____________                 [___________]           ___________________


       _________           ____________                 [___________]           ___________________


       _________           ____________                 [___________]           ___________________





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